EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-168704, 333-158992 and 333-142784) and in the Registration Statements on Form S-8 (Nos. 333-150405, 333-141468, 333-129709, 333-126999, 333-126566, 333-126565, 333-123759, 333-97417, 333-62806, 333-62808 and 333-29993) of The Goodyear Tire & Rubber Company of our report dated February 10, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Cleveland, Ohio
February 10, 2011